CUSIP No.	89363T 100	13G	Page	9	of	9 Pages
Exhibit 99.1
     The undersigned hereby agree jointly to prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned’s ownership of securities of Transdel Pharmaceuticals, Inc. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

THE ABRAMS FAMILY TRUST
Dated: February 16, 2010
	By:	/s/ Jeffrey J. Abrams Jeffrey J. Abrams, M.D.
Trustee

Dated: February 16, 2010
/s/ Jeffrey J. Abrams Jeffrey J. Abrams, M.D.